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                                                                  Exhibit 10.5.1


            FIRST AMENDMENT TO LICENSE, RIGHTS AND SUPPLY AGREEMENT

     This First Amendment to License, Rights and Supply Agreement (this "Amendment") is made March 30, 1999, by and between Telxon Corporation ("Telxon") and Aironet Wireless Communications, Inc. ("Aironet").


                                   BACKGROUND

     A. Telxon and Aironet are parties to a License, Rights and Supply Agreement dated as of March 31, 1998 (together with all exhibits and schedules thereto, the "Agreement"), pursuant to which Aironet has granted to Telxon certain rights and licenses, and has agreed to supply Telxon with certain products.

     B. Aironet and Telxon each desires to amend the Agreement to modify certain royalties payable by Telxon to Aironet under the Agreement, as set forth in this Amendment.


                                   AGREEMENT

     Now, therefore, in consideration of the foregoing, the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1 EFFECTIVE DATE. This Amendment is effective for royalties due for the period beginning March 1, 1999 (the "Effective Date"), and each party shall take all actions necessary to give this Amendment such effect.

     2 INTEGRATION. This Amendment and the Agreement collectively set forth the entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and shall be read together as a single integrated document. To the extent that the terms of the Agreement conflict with the terms of this Amendment, the terms of this Amendment shall control.

     3 DEFINITIONS. Any initially capitalized term which is not defined herein shall have the meaning set forth in the Agreement.

     4  ROYALTIES.

     4.1 Notwithstanding any provision of the Agreement to the contrary and subject to Section 6 of this Amendment, commencing on the Effective Date of this Amendment Telxon shall pay to Aironet with respect to each month during the periods set forth below, the following amounts as a fixed royalty for such month under Article 5 of the Agreement, SCHEDULE 5 of the Agreement, Section 8.11.3.2 of the Agreement and Section 4 of SCHEDULE 8 of the Agreement (collectively the "Per Unit Sections"):



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                       Royalty Period                       Monthly Royalty

     March 1, 1999 - March 31, 2000                            $541,667

     April 1, 2000 - March 31, 2001                            $416,667

     Beginning April 1, 2001 and every month thereafter        $333,333

     The foregoing fixed monthly royalties are payable for the same purposes and in lieu of the per unit of hardware and per copy of software royalties payable by Telxon under the Per Unit Sections in respect of any period commencing on or after the Effective Date of this Amendment, and the payment thereof is due within ten business days after the last day of the month with respect to which it is payable.

     4.2 Telxon shall have the right to elect, with respect to the royalties accruing at any time on or after the earlier of (i) April 1, 2001, or (ii) a Change in Control as provided for in Section 7.1 of Schedule 5 of the Agreement, to terminate the fixed royalties payable under Section 4.1 of this Amendment and, in lieu thereof, to pay to Aironet the per unit of hardware and per copy of software royalties under the Per Unit Sections, as modified by Section 5 of this Amendment and, subject to the provisions of Section 4.3 of this Amendment, otherwise on the terms and under the conditions set forth in the Agreement. Any such termination election shall be made by written notice given to Aironet and shall be effective, in the case of notice given pursuant to clause (i) of the preceding sentence, as of the first day of the calendar month commencing on or after the date ninety (90) days after the date such notice is given, and in the case of notice given pursuant to clause (ii) of the preceding sentence, as of the later of the date such notice is given or the date on which the subject Change in Control occurs. In the case of a termination of the fixed royalties in connection with the Change in Control, the amount of the fixed royalty due with respect to the month in which the Change in Control occurs shall be prorated on a per diem basis (assuming a thirty (30) day month) based on the number of days elapsed during such month prior to the date of such Change in Control.

     4.3 Section 7.6 of Schedule 5 of the Agreement is hereby deleted and shall be of no further force or effect.

     5  ROYALTY REDUCTION. In consideration of the agreements made in
Section 4.1 of this Amendment and elsewhere, in the event that at or after April 1, 2001 or a Change in Control (as provided in Section 7.1 of SCHEDULE 5 of the Agreement), Telxon elects to terminate the fixed royalty payable under
Section 4.2 of this Amendment and return to a per unit and per copy royalty, then Sections 3 and 4 of SCHEDULE 5 of the Agreement shall be deleted in their entirety and replaced with the following:

              3. RADIOS. Telxon shall pay Aironet no royalty for any Radio sold, or otherwise transferred or invoiced, by Telxon in or for use in any access point, and 15% for each Radio sold, or otherwise transferred or invoiced, by Telxon in or for use in



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         any handheld client or other non-access point device. If a royalty is due under Section 2 or 4 of this SCHEDULE 5, no royalty is due under this Section 3.

              4. PC CARDS. Telxon shall pay Aironet no royalty for any PC Card sold, or otherwise transferred or invoiced, by Telxon in or for use in any access point, and 15% for each PC Card sold by, or otherwise transferred or invoiced by Telxon in or for use in any handheld client or other non-access device. If a royalty is due under Section 3 of this
         SCHEDULE 5, no royalty is due under this Section 4.

     6   NEW SOFTWARE. Royalties for New Software shall remain on a per copy basis in accordance with the terms of the Agreement.

     7   GENERAL.

     7.1 REPORTING. In addition to, but not in duplication of, any reporting requirements in the Agreement, no later than the fifth business day of each month, Telxon shall report to Aironet in writing, by model and unit volume, each sale by Telxon for the previous month of any product purchased by Telxon under the Agreement or upon which a royalty is payable by Telxon to Aironet under the Agreement or this Amendment.

     7.2 AMENDMENTS; WAIVER. The provisions of this Amendment may not be amended or waived except pursuant to a written agreement executed by both parties hereto. Section 17 of the Agreement provides that neither party shall have the right to terminate the Agreement for any reason. Such provision applies equally to this Amendment.

     7.3 GOVERNING LAW; JURISDICTION. This Amendment shall be construed under and governed by the laws of the State of Ohio, without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to the execution or performance of this Amendment shall be brought in the courts, state or federal, sitting in Cuyahoga or Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

     7.4 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt, or if delivered or sent by facsimile transmission, upon confirmation of transmission, or if sent by overnight courier, the second day after deposit, to the addresses set forth in the Agreement.

     7.5 ASSIGNABILITY. This Amendment may not be assigned, and no right or obligation herein may be assigned or delegated, separate or apart from the Agreement, subject to all restrictions on assignment and delegation applicable thereto, and any purported assignment or


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delegation in violation thereof shall be void and of no effect. Subject to the foregoing, this Amendment shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

     7.6 CAPTIONS AND GENDER. The captions in this Amendment are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Amendment of the masculine, feminine or neuter pronoun, shall include the others as the context may require.

     7.7 EXECUTION IN COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. An executed faxed counterpart of this Amendment shall be binding on the parties, and for evidentiary purposes shall be deemed to be an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

AIRONET WIRELESS COMMUNICATIONS, INC.       TELXON CORPORATION


By: /s/ Roger J. Murphy                     By: /s/ Gerald J. Gabriel
    --------------------------                  --------------------------------
    Roger J. Murphy, President                  Gerald J. Gabriel


                                            Its: Senior Vice President,
                                                 -------------------------------
                                                 Financial Operations



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